UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2009

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    Other Events

Republic Announces a Decrease in its Fee to Consumers for Refund Anticipation Loans

Republic Bancorp, Inc. (“Republic” or the “Company”), through its subsidiary Republic Bank & Trust Company (the “Bank”), announces a new pricing model that will reduce the fees the Bank charges consumers for Refund Anticipation Loans (“RALs”) beginning with the first quarter 2010 tax season.  The Bank’s fee on its average $3,600 RAL is expected to decrease from $126.00 to approximately $60.00.

“We are extremely excited about our new pricing model, which will provide our RAL customers with a significant reduction in the fees charged by the Bank for their RAL transactions.  We believe this new pricing structure positions our tax business better for the long- term.  The new pricing structure is not only better for the RAL customer, but also better for the long-term health and viability of the tax refund industry.  We remain very optimistic about the overall direction of our tax program, as we continue to seek ways to provide better value for our customers, while providing appropriate returns for our shareholders,” commented Steve Trager, President & CEO of Republic.

Tax Refund Solutions (“TRS”) Overview

The Bank, through its TRS business operating segment, is one of a limited number of financial institutions which facilitates the payment of federal and state tax refunds through third party tax-preparers located throughout the United States. TRS facilitates the payment of these tax refunds through three primary products: RALs, Electronic Refund Checks (“ERCs”) and Electronic Refund Deposits (“ERDs”). Substantially all of the business generated by TRS occurs in the first quarter of the year.

ERCs/ERDs are products whereby a tax refund is issued to the taxpayer after the Bank has received the refund from the federal or state government. There is generally no credit risk for the Bank related to these products because ERCs/ERDs are only delivered to the taxpayer upon receipt of the refund from the Internal Revenue Service (“IRS”).

RALs are short-term consumer loans offered to taxpayers that are secured by the customer’s anticipated tax refund, which represents the source of repayment. TRS underwrites RAL applications through an automated review process.  The refund received from the IRS is used by the Bank to pay off the RAL.  The funds advanced by the Bank are generally repaid by the IRS within two weeks and substantially all RALs issued by the Bank each year are made during the first quarter.

Financial Impact to the Company

If TRS attains a like volume of tax refund products processed during the first quarter of 2010 as it processed during the first quarter of 2009, management believes the overall impact to total revenue for the Company of this new pricing structure can be neutral.  Tax refund products include RALs, ERCs and ERDs.  TRS expects to discontinue its instant RAL product, which has been marketed as a NowRAL or a Money Now Loan.  In addition, with respect to new contracts  entered into for the first quarter 2010 tax season, TRS does not expect to share revenue with third parties in connection with the delivery of tax refund products associated with in-person tax preparation services.  The overall financial impact to the Company of its new RAL pricing model and the discontinuation of its instant RAL product for the 2010 calendar year cannot currently be projected because TRS cannot predict its future product volume until contract terms with all of its third-party providers are negotiated and finalized for the upcoming tax season.

Forward Looking Statements

This Form 8-K contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  No forward-looking statement can be guaranteed, and actual results may differ materially from those projected.  Accordingly, readers are advised not to place undue reliance on any forward-looking statements herein that pertain to the future performance of TRS, including but not limited to projections of future revenues and overall profitability.  These statements are based upon assumptions which involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements.  These risks and uncertainties include third party acceptance of the proposed pricing model which may impact future product volume for RALs, ERCs and ERDs.  Other factors, uncertainties and risks affecting Republic include, but are not limited to, those found in the Company’s most recent Annual Report on 10-K and Quarterly Reports on Form 10-Q.  Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: September 4, 2009	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer